Exhibit 99.1

August 18, 2009

LOAN COMMITMENT

Archon Corporation

4336 Losee Road, Suite 5

North Las Vegas, NV 89030

Re:	Revolving Line of Credit

Dear Mr. and Mrs. Lowden,

We are pleased to advise you that BB&T (formerly Colonial Bank) (“Lender”) commits to extend the maturity date on a real estate secured line of credit (“Line”) subject to the following terms and conditions. Our Loan Administration staff will be working with you to process and service your Line.

BORROWER	Archon Corporation that shall be liable for payment and performance of all terms and conditions of the loan documents.

GUARANTORS	Paul and Suzanne Lowden, who shall be liable for payment and performance of all terms and conditions of the loan documents.

PURPOSE	Advances of the Line shall be used only for the business investments and operating expenses associated with Archon Corporation.

LINE COMMITMENT	$29,000,000. This is subject to a maximum of 65% of the value as determined by appraisal.

LOAN FEE	$0.00 (0.00% of Line Amount)

4670 S. Fort Apache, Suite 250 — Las Vegas, NV 89147

P.O. Box 26539 — Las Vegas, NV 89126-0539 — Telephone (702) 304-3700 — Fax (702) 304-3750

Member FDIC — www.colonialbank.com

Archon Corporation

August 18, 2009 - Page 2

LINE TERM	Ninety days from the current maturity date of 8-15-09, then all principal and any accrued interest shall be due at maturity.

INTEREST RATE	Colonial Bank Base Rate (“CBBR”) plus 0.50% adjusted on the same day the Base Rate changes, with a floor of 6%. All interest will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

REPAYMENT	Interest due monthly on the principal balance of the line.

SECURITY	First deed of trust and assignment of rents on the 27+/- acres generally described as vacant located along the east side of Las Vegas Boulevard and the west side of Paradise Road, North of Riviera Boulevard in Las Vegas, NV.

CANCELLATION; CHANGE OF TERMS	Lender’s commitment is further subject to the condition that there shall not have occurred: (i) any material adverse change in the business, operations, or financial condition of Borrower, any of its subsidiaries or any guarantors of this facility; (ii) any material diminution of value of the collateral proposed for the loan, in each case determined by Lender in comparison to [date of this letter] or [the date of the most recent quarterly financial statements and the date of Lender’s most recent analysis of such Collateral]; (iii) discovery of any information which Lender reasonably determines has a negative impact on the proposed transaction; (iv) discovery of any adverse environmental conditions which cannot be adequately resolved to Lender’s satisfaction; (v) there is any change in the management of Borrower or Guarantor or in the Property or any security for the Loan, (vi) any representation or warranty shall prove to have been false when made by Borrower; or (vii) Borrower fails to disclose any material facts, execute the loan documents or comply with any terms of this Commitment. In any such circumstance, Lender may at its option change the terms of, add new terms and conditions, or cancel this Commitment.

GOVERNING LAW	Except to the extent federal law provides greater rights and remedies to Lender and except as otherwise required by state laws governing real property interests, the laws of the State of Nevada shall govern the transactions contemplated hereunder

Archon Corporation

August 18, 2009 - Page 3

ADDITIONAL CONDITIONS	This Commitment is subject to the General Terms and Conditions, which are attached hereto and thereby, incorporated herein.

Lender’s commitment is subject to the negotiation and execution of definitive credit, security and related loan documents (the “Loan Documents”) satisfactory to Lender. The Loan Documents will embody the structure, pricing and other terms described in this letter. They will also include provisions viewed by Lender and its counsel as appropriate for this transaction and for transactions of this type. Accordingly, it should be recognized that this letter is indicative, but not exhaustive, as to the terms and conditions, which shall govern this facility. Neither Lender nor Borrower shall be liable to the other on account of a failure to reach agreement regarding such other provisions.

EXPIRATION	Unless Lender grants a written extension, this Commitment will expire unless it is accepted in writing as set forth below on or before 8-31-09.

Please indicate your acceptance by signing the enclosed acknowledgment copy of this letter, obtaining the signatures of all Guarantors and returning the signed copy. We look forward to working with you to complete this transaction.

Sincerely,

/s/ Rick Yach
Rick Yach
Executive Vice President/Manager
Commercial Real Estate

Archon Corporation

August 18, 2009 - Page 4

ACCEPTANCE

THIS COMMITMENT APPROVED AND ACCEPTED THIS 19th DAY OF August, 2009.

Borrower:

Archon Corporation

By:	/s/ Paul W. Lowden

Its:	President

Guarantor:

Paul W. Lowden

By:	/s/ Paul W. Lowden

Guarantor:

Suzanne Lowden

By:	/s/ Suzanne Lowden

Archon Corporation

August 18, 2009 - Page 5

GENERAL TERMS AND CONDITIONS

CONDITIONS PRECEDENT

Lender’s Commitment to make the Loan is contingent on satisfaction of the following requirements concurrently with or prior to the Loan closing:

1.	Receipt by Lender of the following:

Authority. Satisfactory evidence of the authority of Borrower and Guarantor to enter into the transactions contemplated by this Commitment. Lender may require an opinion of Borrower’s independent counsel that Borrower is validly organized and empowered to enter into the transactions which are the subject of this Commitment.

Documents. Such documents, executed by such persons as Lender requires, which may include, without limitation, loan agreements, notes, deeds of trust, security agreements, UCC financing statements, guaranties, general and/or specific assignments of leases and rents, borrowing authorizations, and subordination, attornment and estoppel agreements.

Title Insurance. A commitment to issue an ALTA mortgagee’s extended coverage title insurance policy, including all endorsements required by Lender, in the full amount of the Loan, and issued by a company acceptable to Lender. Lender’s acceptance of said policy shall be subject to its approval of the following items: (i) title vesting, (ii) legal description (which must describe an insurable legal), (iii) Lender’s lien priority upon recording Lender’s security instruments, and (iv) encumbrances, easements, covenants, conditions, restrictions, or exceptions which must be accepted by Lender.

Insurance. A prepaid policy or policies of all-risk insurance with extended coverage, flood insurance (if required), comprehensive general liability insurance, and such other insurance as Lender requires, in such amounts, in such form and with such companies as are acceptable to Lender, each with a mortgagee clause in favor of Lender.

Governmental Requirements. Satisfactory evidence that the Property complies with all applicable zoning, building, use and other governmental requirements and that all licenses, permits and agreements necessary for the lawful use and operation of the Property have been obtained. Required evidence may include, without limitation, copies of building permits and/or certificates of occupancy.

Survey. If required by Lender or title insurer, two copies of an acceptable survey prepared and certified by a registered land surveyor, which locates existing improvements, easements and encroachments.

Archon Corporation

August 18, 2009 - Page 6

Financial Information. Such financial statements, credit reports, tax returns, and other financial information regarding Borrower, Guarantor and the Property as Lender requires.

Environmental. A satisfactory Phase One Environmental Site Assessment regarding regulated or hazardous substances, and a Certificate and Indemnity regarding hazardous substances executed by Borrower, Guarantor and the owner of the Property (if different). Lender may also require more extensive environmental testing by a qualified professional to determine the acceptability of the Property as collateral.

Fees & Deposits. All required loan fees and deposits shall have been paid.

1.	All representations and warranties included herein shall be true and correct as of the date of the Loan closing.

2.	Borrower, Guarantor, the owner of the Property, any person providing any security for the Loan and any other relevant person shall satisfy such requirements, provide such information and execute such documents as Lender reasonably requires.

EXPENSES

Borrower shall pay all fees and costs of negotiation, preparation and administration of the Loan and loan documents, whether or not the Loan Documents are executed and whether or not the loans are made available under the Loan Documents. Such fees and costs may include charges for services performed by Lender’s employees or other persons and include but are not limited to costs of title insurance, surveys, environmental assessments, appraisals, appraisal review fees, escrow charges, taxes, attorney fees, inspection fees, filing and recording fees, and the costs incurred to satisfy all terms of this Commitment. This obligation survives the termination or expiration of the Commitment.

ASSIGNMENT

Borrower may not assign or transfer this Commitment or the Loan without Lender’s prior written consent. Lender may sell, assign or participate all or any portion of its interest in this Commitment and the Loan.

FINANCIAL INFORMATION

From time to time, upon request by Lender, Borrower and Guarantor shall provide such information regarding the Property or parties, as Lender requires.

Archon Corporation

August 18, 2009 - Page 7

REPRESENTATIONS AND WARRANTIES

By accepting this Commitment, Borrower hereby makes the following representations and warranties. By signing the promissory note and deed of trust, Borrower shall be deemed to make the following representations and warranties, as of the date of execution thereof.

1.	Borrower is duly organized and in good standing in its state of organization and is qualified to do business in all states where such qualification is required for the Loan.

2.	Except as previously disclosed to Lender, there are no actions, proceedings, investigations or claims pending against or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor or any person providing any security for the Loan, which could materially adversely affect the Property or any such person’s ability to perform its loan obligations.

3.	Borrower’s execution, delivery and performance of this commitment, the Loan and the loan documents have been duly authorized, do not violate its articles of incorporation, partnership agreement, or other organizational document, or any law, regulation, rule or order binding on Borrower and do not violate the provisions of or constitute a default under any indenture, loan agreement or other agreement or instrument to which Borrower is a party or by which it may be bound or affected.

4.	The most recent financial statements furnished by Borrower and Guarantor to Lender fairly present such person’s financial condition as of the date thereof. Since that date there has been no material adverse change in Borrower or Guarantor’s financial condition.

5.	Borrower and the Property are in compliance with all applicable governmental laws, regulations and ordinances.

6.	Borrower is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets.

REAPPRAISAL

If at any time Lender reasonably determines that a reappraisal of the Property is necessary, or if a reappraisal is required by any regulatory authority, Lender shall have the right to cause the Property to be reappraised and the appraisal reviewed, both at Borrower’s expense.

NO THIRD PARTY BENEFICIARIES

This Commitment is solely for the benefit of Borrower and Lender and Lender’s successors and assigns and shall not inure to the benefit of, or is relied upon by, any other person or entity.

Archon Corporation

August 18, 2009 - Page 8

WAIVER OF COMMITMENT CONDITIONS

Lender in its sole discretion may waive or modify, as provided herein, certain conditions or requirements of this commitment; however, no waiver or modification of any such condition or requirement shall be deemed or construed to be a waiver of any other provision of this commitment. No waiver shall be effective unless included in a writing signed by Lender.

DOCUMENTS SATISFACTORY TO LENDER

All information, documents and instruments required to be executed, delivered or provided to Lender shall be in form and substance satisfactory to Lender.

PRIOR AGREEMENTS

This Commitment supersedes all prior oral or written negotiations, understandings, representations and agreements between the parties and may not be changed without the written agreement of Borrower and Lender.